Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Louisiana Bancorp, Inc. of our report on Bank of New Orleans, dated as of March 3, 2007.

/s/ LaPorte, Sehrt, Romig & Hand

Metairie, Louisiana

July 10, 2007